UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 22, 2009

U.S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-115164

20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive

Kansas City, Missouri	64163
(Address of principal executive offices)	(Zip Code)

           (816) 713-8800

Registrant’s telephone, number, including area code

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 8 are not applicable and therefore omitted.

Item 1.01 Entry into a Material Definitive Agreement.

 On June 22, 2009, U.S. PREMIUM BEEF, LLC, a limited liability company formed under the laws of the State of Delaware (successor, by merger, to U.S. Premium Beef, Ltd.), and COBANK, ACB (“CoBank”), as agent for the benefit of the Syndication Parties, entered into an “Amended and Restated Credit Agreement” (the “Agreement”).  The Amendment was executed on June 22, 2009.    The Agreement updates the Credit Agreement entered into by CoBank and U.S. Premium Beef, Ltd. on November 25, 1997, with the First through Ninth amendments which occurred from time to time.

In connection with the Agreement, U.S. Premium Beef, LLC and CoBank, in its role as agent for the benefit of the Syndication Parties, also entered into a Pledge Agreement.  Under the Pledge Agreement, U.S. Premium Beef, LLC grants a continuing security interest in its ownership interests in its majority owned subsidiary, National Beef Packing Company, LLC, to CoBank.  The security interest is provided by U.S. Premium Beef to secure its obligations to CoBank and the Syndication Parties.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following are filed as Exhibits to this Report:

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Credit Agreement between U.S. Premium Beef, LLC and CoBank, ACB, as agent of the benefit of the Syndication Parties, dated June 22, 2009
10.2	Pledge Agreement between U.S. Premium Beef, LLC and CoBank, ACB, as agent of the benefit of the Syndication Parties, dated June 22, 2009

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By /s/ Steven D. Hunt
Steven D. Hunt,
Chief Executive Officer

Dated:  June 25, 2009